UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Galveston Drive

Redwood City, CA 94063

(Address of Principal Executive Offices)

(650) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 22, 2010, Maxygen, Inc. (the “Company” or “Maxygen”) issued a press release announcing the distribution to its stockholders of the shares of Codexis, Inc. common stock owned by the Company and a cash distribution of $1.00 for each outstanding share of its common stock. The Codexis shares will be distributed on December 14, 2010 to all stockholders of record at the close of business on December 3, 2010 at a distribution ratio of 0.187039 of a share of Codexis common stock for each outstanding share of Maxygen common stock. The cash dividend will be payable on December 28, 2010 to all stockholders of record at the close of business on December 17, 2010. The Company understands from Nasdaq that the ex-dividend date for both distributions has been set as December 15, 2010.

In the same press release, the Company announced that it will mail an Information Statement regarding the distribution of Codexis common stock to eligible holders of Maxygen common stock. The Information Statement contains a description of the terms of the distribution of Codexis common stock by the Company, including the procedures by which shares of Codexis common stock will be distributed, how the distribution ratio was calculated, and certain tax consequences of the distribution. The Information Statement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Information Statement dated December 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC. (Registrant)

Date: December 10, 2010		/S/ JAMES SULAT
(Signature)
	Name:	James Sulat
	Title:	Chief Executive Officer